Exhibit 99.1

Regional Management Corp. Announces Appointment of Robert W. Beck

as New Chief Financial Officer

Greenville, South Carolina – July 16, 2019 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced that it has appointed Robert (“Rob”) W. Beck as its new Executive Vice President and Chief Financial Officer, effective July 22, 2019. His predecessor, Don Thomas, will remain with Regional to assist with a smooth and orderly transition before officially retiring from the Company on August 31, 2019.

Mr. Beck brings to Regional 30 years of financial services experience and a broad range of skills, including financial planning and analysis, treasury and capital management, retail branch distribution, mergers and acquisitions, and business strategy. Most recently, he was Executive Vice President and Chief Operating Officer of the Leukemia and Lymphoma Society. Prior to that, he was Chief Operating Officer of Citibank’s US Retail Bank, after previously serving as Chief Financial Officer of Citibank’s US Consumer and Commercial Bank. Mr. Beck received his BS in Business Administration and Management from Washington University in St. Louis, and his MBA in Finance and International Business from New York University’s Stern School of Business.

“We’re excited to welcome Rob to the Regional Management team as our new CFO,” said Peter R. Knitzer, President and Chief Executive Officer of Regional Management. “Rob’s extensive experience in consumer financial services, as well as his consistent success in his various roles while at Citi, makes him a perfect fit for Regional. We expect that Rob will play an integral role in furthering our profitable growth strategy while ensuring that our balance sheet remains well-positioned to fund that growth. In addition, I want to once again express our deepest gratitude to Don Thomas for all of his contributions to Regional and wish him congratulations on a well-deserved retirement.”

“I am thrilled to join the Regional Management team and to be working closely with such a deep, experienced group of professionals,” said Mr. Beck. “Regional has seen strong top- and bottom-line growth over the past few years even while significantly transforming its infrastructure, and I look forward to helping continue our growth in the years ahead while maintaining a strong and diversified balance sheet.”

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the impact of a prolonged shutdown of the federal government; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update the information contained in this press release beyond the publication date, except to the extent required by law, and is not responsible for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 360 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331